Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below shall have the same meaning as terms defined and included in the Ikena’s proxy statement/prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 11, 2025.

As previously announced, on December 23, 2024, Ikena Oncology, Inc., a Delaware corporation (“Ikena”), Insight Merger Sub I, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Ikena (“Merger Sub I”), Insight Merger Sub II, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands and direct wholly owned subsidiary of Ikena (“Merger Sub II”), and Inmagene Biopharmaceuticals, an exempted company with limited liability incorporated and existing under the laws of the Cayman Islands (the “Inmagene”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I merged with and into Inmagene, pursuant to which Merger Sub I ceased to exist and was struck off the Register of Companies by the Registrar of Companies in the Cayman Islands (the “Registrar of Companies”), with Inmagene surviving (the “Surviving Entity”) the merger as a direct, wholly owned subsidiary of Ikena (the “First Merger”), and immediately after the First Merger, the Surviving Entity merged with and into Merger Sub II, pursuant to which Inmagene ceased to exist and was struck off the Register of Companies by the Registrar of Companies, with Merger Sub II surviving the merger as a direct, wholly owned subsidiary of Ikena (the “Second Merger” and, collectively with the First Merger, as appropriate, the “Merger”). In connection with the Merger, Merger Sub II changed its corporate name to “Imagene Biopharmaceuticals” and Ikena changed its name to “ImageneBio, Inc.” Ikena following the Merger is referred to herein as the “combined company.” The combined company is led by individuals mutually agreed upon by the Inmagene and Ikena (and not from either the Inmagene or Ikena in the case of the chief executive officer), and remains focused on developing IMG-007, a non-depleting anti-OX40 monoclonal antibody, for the treatment of atopic dermatitis and other potential indications.

Upon the terms and subject to the conditions set forth in the Merger Agreement, (i) any Inmagene ordinary shares and Inmagene preferred shares held as treasury shares immediately prior to effective time of the First Merger (the “First Effective Time”) were canceled and ceased to exist, and no consideration was delivered in exchange therefor and (ii) each Inmagene share outstanding immediately prior to the First Effective Time (excluding shares to be canceled pursuant to (i) and excluding Dissenting Shares) was canceled and converted solely into the right to receive such number of shares of Ikena common stock calculated by reference to the Exchange Ratio.

The Exchange Ratio was 0.003051 shares of Ikena common stock for each Inmagene share immediately prior to the First Effective Time. At the Ikena annual meeting held on July 15, 2025, Ikena stockholders approved a reverse stock split of the issued and outstanding shares of Ikena common stock at a ratio of 1:12. The reverse stock split occurred immediately prior to the Merger. Under the Exchange Ratio formula in the Merger Agreement, immediately following the closing of the First Merger and prior to the closing of the Ikena concurrent financing, on a pro forma basis and based upon the number of shares of Ikena common stock issued in the Merger, the pre-Merger Inmagene securityholders owned approximately 55.0% of the combined company’s common stock and the pre-Merger Ikena securityholders owned approximately 44.0% of the combined company’s common stock, in each case, on a fully diluted basis calculated using the treasury stock method. Under the Exchange Ratio formula in the Merger Agreement, following the closing of the Merger and the Ikena concurrent financing of $75 million, on a pro forma basis and based upon the number of shares of Ikena common stock issued in the Merger, the pre-Merger Inmagene securityholders owned approximately 43.5% of the combined company’s common stock, the pre-Merger Ikena securityholders owned approximately 35.0% of the combined company’s common stock, in each case of Inmagene and Ikena, on a fully diluted basis calculated using the treasury stock method, and the investors in the Ikena concurrent financing owned approximately 21.5% of the combined company’s common stock.

Immediately prior to the First Effective Time, Ikena and the designated rights agent entered into a CVR Agreement, pursuant to which Ikena stockholders of record as of the close of business on the last business day prior to the day on which the First Effective Time occurred received one contingent value right for each outstanding share of Ikena common stock held by such stockholder on such date.

Pursuant to the Ikena CVR Agreement, each Ikena CVR holder is entitled to certain rights to receive (i) 100% of the net proceeds, if any, received by Ikena as a result of contingent payments made to Ikena, such as milestone, royalty or earnout payments, received under any disposition agreements related to Ikena CVR Assets, entered into prior to the closing of the Merger including pursuant to any out-license agreements entered into prior to the execution of the Merger Agreement and (ii) 90% of the net proceeds, if any, received by Ikena as a result of Ikena CVR Payments received under any disposition agreements related to the Ikena CVR Assets, including but not limited to, IK-595, entered into after the closing date of the Merger and prior to the first anniversary of the closing of the Merger (the “Disposition Period”). Such proceeds are subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred by Ikena or its affiliates, and losses incurred or reasonably expected to be incurred by Ikena or its affiliates due to a third-party proceeding in connection with a disposition and certain wind-down costs.

Additionally, each Ikena CVR holder is entitled to 90% of the net proceeds, if any, received by Ikena as a result of Ikena CVR Payments received under any disposition agreement related to the Ikena CVR Assets entered into during the Disposition Period. During and following the Disposition Period, the combined company has no obligation to attempt to sell or dispose of the Ikena CVR Assets.

Immediately prior to the First Effective Time, Inmagene and the designated rights agent entered into a CVR Agreement, pursuant to which Inmagene shareholders of record as of the close of business on the last business day prior to the day on which the First Effective Time occurred received one contingent value right for each outstanding Inmagene share held by such shareholder on such date.

Pursuant to the Inmagene CVR Agreement, each Inmagene CVR holder is entitled to certain rights to receive (i) 100% of the net proceeds, if any, received by Ikena as a result of contingent payments made to Ikena, such as milestone, royalty or earnout payments, received under any disposition agreements related to the programs and projects controlled by Inmagene any time prior to the closing date of the Merger (other than its anti-OX40 monoclonal antibody asset, IMG-007), as may be further developed by or on behalf of Ikena after the closing of the Merger, entered into prior to the closing of the Merger and (ii) 90% of the net proceeds, if any, received by Ikena as a result of Inmagene CVR Payments received under any disposition agreements related to the Inmagene CVR Assets entered into during the Disposition Period. Such proceeds are subject to certain permitted deductions, including for applicable tax payments, certain expenses incurred by Ikena or its affiliates, and losses incurred or reasonably expected to be incurred by Ikena or its affiliates due to a third-party proceeding in connection with a disposition.

Additionally, each Inmagene CVR holder is entitled to 90% of the net proceeds, if any, received by Ikena as a result of Inmagene CVR Payments received under any disposition agreement related to the Inmagene CVR Assets entered into during the Disposition Period. During and following the Disposition Period, the combined company has no obligation to attempt to sell or dispose of the Inmagene CVR Assets.

Any Ikena CVR Payments could materially change the combined company’s research and development activities as the legacy in-process research and development assets excluded from the Merger will not be pursued by the combined company. However, the Ikena CVR Agreement is not reflected in the following unaudited pro forma condensed combined financial statements as the value of the CVRs distributed to the respective shareholders is not expected to be significant at the time of the closing of the Merger and the potential future changes in value are unable to be determined at this time. Furthermore, an Ikena strategic option for continued development of legacy programs, if any, is not reflected in the following unaudited pro forma condensed combined financial statements as the consummation of such transactions, if any, is uncertain and not a condition of the Merger Agreement.

On July 25, 2025, immediately prior to the Merger, Inmagene consummated the divestiture of the non-IMG-007 business related assets, business and operations (the “Non-OX40 Business”) controlled by Inmagene prior to the Merger (the “Non-OX40 Divestiture”). Specifically, Inmagene sold and transferred (including via sublicense) all of the Non-OX40 Business to Miragene Inc, a newly formed private company and wholly owned subsidiary of Inmagene (“SellCo”). As part of the Non-OX40 Divestiture, Miragene Co, a newly formed private company (“BuyCo”) held by the holders of Inmagene’s outstanding shares prior to the Merger, purchased from Inmagene all of the outstanding share capital of SellCo (holding the Non-OX40 Business) in exchange for a promissory note in the amount of $8.9 million issued by BuyCo to Inmagene. Any payments made under the promissory note from BuyCo to Inmagene will be distributed to Inmagene CVR holders as Inmagene CVR Payments. The promissory note accrues interest at an annual rate of 4.61%, with interest payments due monthly in arrears, unless Miragene elects to capitalize the interest through payment-in-kind (PIK) treatment. The promissory note matures on the earlier of (i) the year 2035 or (ii) the date on which Inmagene declares the promissory note due and payable or after the occurrence of an event of default. Additionally, in the event that Miragene receives certain specified milestone or license payments, after the second anniversary of the promissory note, 50% of such proceeds must be used to prepay the outstanding balance of the promissory note.

The following unaudited pro forma condensed combined financial information gives effect to the Merger, which is accounted for as a reverse recapitalization under U.S. GAAP, the Ikena concurrent financing and the Non-OX40 Divestiture. For further details related to the accounting for the Merger and the Non-OX40 Divestiture, please see Notes 1 and 3 below. All pro forma share amounts have been adjusted to reflect Exchange Ratio of 0.003051 shares of Ikena common stock for each Inmagene share, based on a reverse stock split ratio of 1:12.

The unaudited pro forma condensed combined balance sheet combines the historical balance sheets of Ikena and Inmagene as of March 31, 2025 and depicts the accounting of the transactions prepared pursuant to Article 11 of Regulation S-X (the “pro forma balance sheet transaction accounting adjustments”). The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2025, and for the year ended December 31, 2024, for Ikena and Inmagene depict the pro forma transaction accounting adjustments assuming that those adjustments were made as of January 1, 2024 (the “pro forma statements of operations transaction accounting adjustments”).

This unaudited pro forma condensed combined financial information and related notes have been derived from and should be read in conjunction with:

•

the historical unaudited condensed consolidated financial statements of Inmagene as of and for the three months ended March 31, 2025, and the related notes included in the proxy statement/prospectus filed with the SEC on June 11, 2025;

•

the historical unaudited condensed consolidated financial statements of Ikena as of and for the three months ended March 31, 2025, and the related notes included in the proxy statement/prospectus filed with the SEC on June 11, 2025;

•

the historical audited consolidated financial statements of Inmagene as of December 31, 2024 and for the year ended December 31, 2024, and the related notes included in the proxy statement/prospectus filed with the SEC on June 11, 2025;

•

the historical audited consolidated financial statements of Ikena as of and for the year ended December 31, 2024, and the related notes included in the proxy statement/prospectus filed with the SEC on June 11, 2025;

•

the sections titled “Ikena Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Inmagene Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and other financial information relating to Ikena and Inmagene included in the proxy statement/prospectus filed with the SEC on June 11, 2025.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between preliminary estimates and the final accounting, completed after the closing, may occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Ikena and Inmagene been a combined organization during the specified periods. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited condensed combined pro forma financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF MARCH 31, 2025

(In thousands, except share and per share amounts)

	Historical	Historical Adjusted
	5(A) Ikena Oncology, Inc.	5(B) Inmagene Biopharmaceuticals	Transaction Accounting Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$36,763	$2,001	$(4,860)	5(a)	$171,826
			(6,498)	5(b)
			77,288	5(f)
			74,500	5(j)
			(4,118)	5(k)
			(3,250)	5(m)
Marketable securities	77,288	—	(77,288)	5(f)	—
Prepaid expenses and other current assets	2,948	2,042	(1,962)	5(c)	3,028

Total current assets	116,999	4,043	53,812		174,854
Non-current assets:
Property and equipment, net	506	—	(506)	5(d)	—
Deferred offering costs	—	4,214	(4,214)	5(k)	—
Right-of-use asset	3,102	77	(1,965)	5(g)	1,214
Promissory note receivable	—	—	8,900	5(n)	8,900
Other non-current assets	10,231	8	(1,335)	5(c)	1,286
			(7,618)	5(h)

Total assets	$130,838	$8,342	$47,074		$186,254

Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficit
Current liabilities:
Accounts payable	$805	$3,996	$(184)	5(k)	$4,617
Accrued expenses and other current liabilities	4,096	4,555	(3,418)	5(k)	3,693
			(1,540)	5(b)
Term loan	—	7,618	(7,618)	5(h)	—
Lease liabilities, current	3,892	77	—		3,969

Total current liabilities	8,793	16,246	(12,760)		12,279
Long term liabilities:
Lease liabilities, non-current	2,718	—	—		2,718
Other long-term liabilities	1,077	—	8,900	5(n)	9,977

Total liabilities	12,588	16,246	(3,860)		24,974

Redeemable convertible preferred shares:
Inmagene Series Seed redeemable convertible preferred shares – $.00005 par value	—	955	(955)	5(i)	—
Inmagene Series B redeemable convertible preferred shares – $.00005 par value	—	29,518	(29,518)	5(i)	—
Inmagene Series C-1 redeemable convertible preferred shares – $.00005 par value	—	83,224	(83,224)	5(i)	—
Inmagene Series C-2 redeemable convertible preferred shares – $.00005 par value	—	48,393	(48,393)	5(i)	—
Shareholders’ equity (deficit):
Ikena preferred shares, $0.001 par value	—	—	—		—
Ikena common stock, $0.001 par value	48	—	(44)	5(i)	11
			4	5(i)
			3	5(j)
Inmagene Series A convertible preferred shares – $.00005 par value	—	18,967	(18,967)	5(i)	—
Inmagene ordinary shares – $.00005 par value	—	17	(17)	5(i)	—
Additional paid-in capital	458,341	—	12	5(e)	365,416
			(174,667)	5(i)
			44	5(i)
			74,497	5(j)
			(4,730)	5(k)
			11,919	5(l)
Accumulated other comprehensive loss	99	—	(99)	5(f)	—
Accumulated deficit	(340,238)	(188,978)	(4,860)	5(a)	(204,147)
			(4,958)	5(b)
			(3,297)	5(c)
			(506)	5(d)
			(12)	5(e)
			99	5(f)
			(1,965)	5(g)
			(11,919)	5(l)
			355,737	5(i)
			(3,250)	5(m)

Total shareholders’ equity (deficit)	118,250	(169,994)	213,024		161,280

Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$130,838	$8,342	$47,074		$186,254

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2025

(In thousands, except share and per share amounts)

	Historical	Historical Adjusted
	6(A) Ikena Oncology, Inc.	6(B) Inmagene Biopharmaceuticals	Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	3,715	3,555	(9)	6(c)	7,261
General and administrative	5,644	2,739	(78)	6(c)	8,305
Restructuring and other charges	1,435	—	—		1,435

Total operating expenses	10,794	6,294	(87)		17,001

Loss from operations	(10,794)	(6,294)	87		(17,001)
Other income (expense):
Investment income	1,418	—			1,418
Interest expense	—	(119)	118	6(i)	(1)
Other (expense) income	785	35	(118)	6(i)	702

Total other income (expense), net	2,203	(84)	—		2,119

Loss before income taxes	(8,591)	(6,378)	87		(14,882)
Income tax expense	(28)	—	—		(28)

Net loss	$(8,619)	$(6,378)	$87		$(14,910)
Less: Accretion of redeemable convertible preferred shares	—	3,051	(3,051)	6(h)	—

Net loss attributable to common stockholders or ordinary shareholders	$(8,619)	$(9,429)	$3,138		$(14,910)

Loss per share– basic and diluted:
Common stock or Ordinary shares	$(0.18)	$(0.01)			$(1.33)	6(j)

Series A convertible preferred shares	$—	$(0.01)			$—

Weighted average shares used to compute basic and diluted loss per share:
Common stock or Ordinary shares	48,258,111	462,131,592			11,171,910	6(j)

Series A convertible preferred shares	—	326,079,495			—

See accompanying notes to the unaudited pro forma condensed combined financial information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

(In thousands, except share and per share amounts)

	Historical	Historical Adjusted
	6(C) Ikena Oncology, Inc.	6(D) Inmagene Biopharmaceuticals	Transaction Accounting Adjustments	Notes	Pro Forma Combined	Notes
Revenue	$—	$—	$—		$—
Operating expenses:
Research and development	30,875	21,082	983	6(a)	64,384
			2,531	6(b)
			(171)	6(c)
			5	6(e)
			9,079	6(f)
General and administrative	23,679	8,292	3,877	6(a)	41,107
			766	6(b)
			(319)	6(c)
			1,965	6(d)
			7	6(e)
			2,840	6(f)
Restructuring and other charges	4,419	—	—		4,419

Total operating expenses	58,973	29,374	21,563		109,910

Loss from operations	(58,973)	(29,374)	(21,563)		(109,910)
Other income (expense):
Investment income	7,373	—	99	6(g)	7,472
Interest income	—	336			336
Other (expense) income	2,518	71	—		2,589

Total other income (expense), net	9,891	407	99		10,397

Loss before income taxes	(49,082)	(28,967)	(21,464)		(99,513)
Income tax benefit (expense)	(152)	(13)	—		(165)

Net loss	$(49,234)	$(28,980)	$(21,464)		$(99,678)
Less: Accretion of redeemable convertible preferred shares	—	11,816	(11,816)	6(h)	—

Net loss attributable to common stockholders or ordinary shareholders	$(49,234)	$(40,796)	$(9,648)		$(99,678)

Loss per share– basic and diluted:
Common stock or Ordinary shares	$(1.02)	$(0.06)			$(8.92)	6(j)

Series A convertible preferred shares	$—	$(0.06)			$—

Weighted average shares used to compute basic and diluted loss per share:
Common stock or Ordinary shares	48,258,111	391,403,349			11,171,910	6(j)

Series A convertible preferred shares	—	326,079,495			—

See accompanying notes to the unaudited pro forma condensed combined financial information

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1.	Description of the Merger and Non-OX40 Divestiture

On December 23, 2024, Inmagene entered into the Merger Agreement with Ikena and the Merger Subs, pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub I merged with and into Inmagene, with Inmagene surviving as a wholly owned subsidiary of Ikena and the surviving corporation of the First Merger, and, immediately following the First Merger and as part of the same overall transaction, Inmagene merged with and into Merger Sub II, with Merger Sub II being the surviving entity of the Second Merger. The Merger was closed on July 25, 2025, following the effectiveness of the registration statement and receipt of approval by the shareholders of Inmagene and stockholders of Ikena. In connection with the Merger, Merger Sub II changed its corporate name to “Imagene Biopharmaceuticals” and Ikena changed its name to “ImageneBio, Inc.” Ikena following the Merger is referred to herein as the “combined company.”

Subject to the terms and conditions of the Merger Agreement, at the First Effective Time:

(a)	any Inmagene shares held as treasury shares immediately prior to the First Effective Time were canceled and shall cease to exist, and no consideration was delivered in exchange therefor;

(b)

each Inmagene share outstanding immediately prior to the First Effective Time (excluding Inmagene shares held as treasury shares and Dissenting Shares) was automatically converted solely into the right to receive a number of validly issued, fully paid and nonassessable shares of Ikena common stock equal to the Exchange Ratio; and

(c)

each then-outstanding option to purchase Inmagene shares was converted into an option to purchase Ikena common stock, with the number of shares and exercise price being appropriately adjusted to reflect the Exchange Ratio between Ikena common stock and Inmagene shares, determined in accordance with the Merger Agreement.

For purposes of calculating the Exchange Ratio, (1) shares of Ikena common stock underlying Ikena stock options outstanding as of immediately prior to the First Effective Time with an exercise price that is less than $2.3647 (subject to certain adjustments) were deemed to be outstanding, and (2) all Inmagene shares underlying outstanding Inmagene options were deemed to be outstanding.

At closing, subject to the terms and conditions of the Merger Agreement, each unexpired and unexercised Ikena option was accelerated in full. Each such Ikena option granted under the Ikena 2021 Stock Option and Incentive Plan received shares of Ikena common stock equal to the (a) product of (x) the aggregate number of shares of Ikena common stock underlying such Ikena option multiplied by (y) (i) amount by which the Ikena In-the-Money Price exceeds the exercise price on such options divided by (b) the Ikena In- the-Money Price. Each such Ikena option granted under the 2016 Stock Incentive Plan remained outstanding pursuant to its terms, unless the holder of such 2016 Ikena Option entered into an agreement with Ikena to have their 2016 Ikena Option cancelled and extinguished as of the First Effective Time in exchange for the right to receive a number of shares of Ikena common stock equal to the Option Value.

Under the Exchange Ratio formula in the Merger Agreement, following the closing of the Merger and the Ikena concurrent financing, on a pro forma basis and based upon the number of shares of Ikena common stock issued in the Merger, the pre-Merger Inmagene securityholders owned approximately 43.5% of the combined company’s common stock, the pre-Merger Ikena securityholders owned approximately 35.0% of the combined company’s common stock, in each case of Inmagene and Ikena, on a fully diluted basis, and the investors in the Ikena concurrent financing owned approximately 21.5% of the combined company’s common stock.

The following table summarizes the pro forma number of fully-diluted common stock of the combined company outstanding following the consummation of the Transactions:

Equity Capitalization Summary (fully diluted basis)	Pro Forma
Upon Consummation of the Merger and Ikena concurrent financing	Number of Shares Owned	% Ownership
Inmagene shareholders(1)	5,086,085	43.51%
Ikena stockholders	4,093,621	35.02%
Investors participating in the Ikena concurrent financing	2,508,342	21.47%

Total common stock of the combined company	11,688,048	100.00%

(1)

The number of shares owned by Inmagene shareholders upon consummation of the Merger includes 516,137 share options, based on 169,175,852 Inmagene ordinary shares options outstanding following the consummation of the Transactions and the Exchange Ratio of 0.0030510.

At the First Effective Time, the combined company board consisted of seven members, three of whom were designated by Inmagene, two of whom were designated by Ikena, one of whom was mutually agreed to by Inmagene and Ikena, and one of whom was designated by the investors in the Ikena concurrent financing, led by Deep Track Master Fund.

On December 23, 2024, Ikena entered into the subscription agreements with certain accredited investors. Pursuant to the subscription agreements, and subject to the terms and conditions therein, immediately following the second effective time, Ikena consummated a private placement through the sale and issuance of shares of Ikena common stock at a purchase price per share equal to the Aggregate Valuation divided by Post-Closing Ikena Shares, for an aggregate purchase price of $75 million. The Ikena concurrent financing is exempt from registration pursuant to Section 4(a)(2) of the Securities Act, and Rule 506 of Regulation D promulgated thereunder, as a transaction by an issuer not involving a public offering.

At the closing of the Ikena concurrent financing, in connection with the subscription agreements, Ikena entered into a registration rights agreement with the investors participating in the Ikena concurrent financing providing for the registration under the Securities Act of resales of the shares of Ikena common stock sold in the Ikena concurrent financing. The consummation of the Ikena concurrent financing was conditioned upon the satisfaction or waiver of the conditions set forth in the Merger Agreement and in the subscription agreements.

Concurrent with the execution of the Merger Agreement, Ikena and Inmagene entered into the Loan Agreement, pursuant to which Ikena loaned up to $22.5 million in Term Loan Advances of at least $7.5 million with the first Term Loan Advance occurring within three days of the execution of the Loan Agreement (together with the Merger, each of the other transactions contemplated by the Merger Agreement and the Ikena concurrent financing, the “Transactions”). The Term Loan Advances bears interest, on the outstanding daily balance thereof, at a rate of 6.0% per annum, and may be prepaid at any time without premium or penalty. The Term Loan Advances is secured by all assets held or owned by Inmagene Biopharmaceuticals in respect of anti-OX40 monoclonal antibody asset, IMG-007. Upon consummation of the Merger, all Obligations (as defined in the Loan Agreement) were automatically forgiven and the Loan Agreement terminated.

On July 25, 2025, immediately prior to the Merger, Inmagene consummated the Non-OX40 Divestiture. Specifically, Inmagene sold and transferred (including via sublicense) all of the Non-OX40 Business to SellCo. As part of the Non-OX40 Divestiture BuyCo, held by the holders of Inmagene’s outstanding shares prior to the Merger, purchased from Inmagene all of the outstanding share capital of SellCo (holding the Non-OX40 Business) in exchange for a promissory note in the amount of $8.9 million issued by BuyCo to Inmagene. Any payments made under the promissory note from BuyCo to Inmagene will be distributed to Inmagene CVR holders as Inmagene CVR Payments. The promissory note accrues interest at an annual rate of 4.61%, with interest payments due monthly in arrears, unless Miragene elects to capitalize the interest through PIK treatment. The promissory note matures on the earlier of (i) the year 2035 or (ii) the date on which Inmagene declares the promissory note due and payable or after the occurrence of an event of default. Additionally, in the event that Miragene receives certain specified milestone or license payments, after the second anniversary of the promissory note, 50% of such proceeds must be used to prepay the outstanding balance of the promissory note.

In connection with the Non-OX40 Divestiture Inmagene entered into a Transition Services Agreement (the “Transition Services Agreement”) with SellCo (as defined above) for certain transitional services related to the ongoing operations of Inmagene’s business with respect to the IMG-007 program, including services related to chemistry, manufacturing and controls, regulatory affairs, clinical trial support and operations, translational science research and support, bioanalysis, pharmacovigilance, program management, accounting and finance, program management communication, administration and human resources and intellectual property support.

2.	Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Transactions and Non-OX40 Divestiture. The unaudited pro forma condensed combined statement of operations data for the three months ended March 31, 2025, and for the year ended December 31, 2024, gives effect to the Transactions as if they had been consummated on January 1, 2024. The unaudited pro forma condensed combined balance sheet as of March 31, 2025, gives effect to the Transactions and Non-OX40 Divestiture and combines the historical balance sheets of Ikena and Inmagene as of such date.

The unaudited pro forma condensed combined financial information is based on management’s current best estimate of the assumptions and adjustments that are described in the accompanying notes. Accordingly, the pro forma adjustments are preliminary, subject to further revision as additional information becomes available and is analyzed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary accounting conclusions and estimates and the final accounting conclusions and amounts may occur as a result of, among other reasons: (i) changes in initial assumptions in the determination of the accounting acquirer and related accounting, (ii) Ikena’s net cash determined at closing, (iii) the final reverse stock split ratio, (iv) changes in initial assumptions related to the accounting for the Non-OX40 Divestiture, including the estimated fair values of the promissory note and Inmagene CVR payment liability and (v) other changes in Ikena’s assets and liabilities, which are expected to be completed after the closing, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operations and financial position.

3.	Accounting for the Merger and the Non-OX40 Divestiture

The Merger

The unaudited pro forma condensed combined financial information gives effect to the Merger, which will be accounted for under U.S. GAAP as a reverse recapitalization of Ikena by Inmagene, as the transaction is, in essence, the issuance of equity for Ikena’s net assets, which primarily consist of nominal non-operating assets and liabilities and therefore Ikena is viewed as a public shell company as of the date of the Merger. Under this method of accounting, Inmagene will be considered the accounting acquirer for financial reporting purposes. This determination is based on the fact that, immediately following the Merger:

•	Inmagene shareholders own a majority of the voting rights in the combined company through existing ownership following the first merger;

•	Inmagene’s largest shareholder retains the largest interest in the combined company;

•	Inmagene designated three of the seven members of the combined company board;

•	Certain members of Inmagene’s executive management team become the management of the combined company; and

•	The combined company will be renamed “ImageneBio, Inc.”

As a result of Inmagene being the accounting acquirer, Inmagene’s assets and liabilities were recorded at their pre-combination carrying amounts. Ikena’s assets and liabilities were measured and recognized at their fair values as of the effective time of the Merger, which are expected to approximate the carrying value of the acquired non-operating assets and liabilities, with no goodwill or other intangible assets recorded. Any difference between the consideration transferred and the fair value of the net assets of Ikena following the determination of the actual consideration transferred for Ikena were reflected as an adjustment to additional paid-in capital. For periods prior to the closing, the historical financial statements of Inmagene shall become the historical financial statements of the combined company.

The Non-OX40 Divestiture

The unaudited pro forma financial information gives effect to the Non-OX40 Divestiture. The Non-OX40 Divestiture represents a transaction between entities with a high degree of common ownership, and therefore, will be accounted for like a common control transaction. Accordingly, the assets and liabilities transferred were derecognized at their historical carrying values, and the estimated fair value of promissory note receivable were recognized, with any difference recorded in equity. No gain or loss was recognized in the unaudited pro forma condensed combined statement of operations in connection with this transaction. In addition, the initial estimated fair value of the corresponding Inmagene CVR liability was recorded as a dividend to the Inmagene shareholders within equity, with the related payable recorded within other liabilities.

4.	Shares of Ikena common stock, Preferred Shares, and Options Issued to Inmagene Shareholders upon the Closing of the Merger

At closing, all outstanding Inmagene shares were exchanged for shares of Ikena common stock based on the Exchange Ratio of 0.0030510 shares of Ikena common stock for each Inmagene share, determined in accordance with the terms of the Merger Agreement, which reflects, among other things, Ikena net cash of $100 million and a reverse stock split ratio of 1:12. The number of shares of Ikena common stock that Ikena issued to Inmagene’s shareholders was determined as follows:

Shares of Inmagene ordinary shares outstanding	462,684,023
Shares of Inmagene preferred shares outstanding	1,035,177,195

Total Inmagene shares outstanding (1)	1,497,861,218

The Exchange Ratio	0.0030510
Shares of Ikena common stock issued to Inmagene shareholders	4,569,948

(1)	The number of shares is based on a total of 1,497,861,218 shares of Inmagene outstanding at the Merger close.

5.	Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

5(A)	Derived from the unaudited condensed consolidated balance sheet of Ikena as of March 31, 2025.

5(B)	Derived from the unaudited condensed consolidated balance sheet of Inmagene as of March 31, 2025, adjusted for the Non-OX40 Divestiture as follows:

	Historical Inmagene Biopharmaceuticals as of March 31, 2025	Adjustment for Non-OX40 Divestiture (1)	Adjusted Inmagene Biopharmaceuticals as of March 31, 2025
Assets
Current assets:
Cash and cash equivalents	$4,918	$(2,917)	$2,001
Prepaid expenses and other current assets	2,144	(102)	2,042

Total current assets	7,062	(3,019)	4,043
Non-current assets:
Deferred offering costs	4,214	—	4,214
Right-of-use asset	471	(394)	77
Other non-current assets	1,016	(1,008)	8

Total assets	$12,763	(4,421)	$8,342

Liabilities, Redeemable Convertible Preferred Shares and Shareholders’ Deficit
Current liabilities:
Accounts payable	$6,912	$(2,916)	$3,996
Accrued expenses and other current liabilities	5,279	(724)	4,555
Term loan	7,618	—	7,618
Lease liabilities, current	282	(205)	77

Total current liabilities	20,091	(3,845)	16,246
Long term liabilities:
Lease liabilities, non-current	182	(182)	—
Other long-term liabilities	—	—	—

Total liabilities	20,273	(4,027)	16,246

Redeemable convertible preferred shares:
Inmagene Series Seed redeemable convertible preferred shares - $.00005 par value	955	—	955
Inmagene Series B redeemable convertible preferred shares - $.00005 par value	29,518	—	29,518
Inmagene Series C-1 redeemable convertible preferred shares - $.00005 par value	83,224	—	83,224
Inmagene Series C-2 redeemable convertible preferred shares - $.00005 par value	48,393	—	48,393
Shareholders’ equity (deficit):
Inmagene Series A convertible preferred shares - $.00005 par value	18,967	—	18,967
Inmagene ordinary shares - $.00005 par value	17	—	17
Accumulated other comprehensive loss	(1,800)	1,800	—
Accumulated deficit	(186,784)	(2,194)	(188,978)

Total shareholders’ equity (deficit)	(169,600)	(394)	(169,994)

Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$12,763	(4,421)	$8,342

(1)

The balances of the entities subject to the Non-OX40 Divestiture were derived from the historical condensed consolidated balance sheet of Inmagene as of March 31, 2025, in accordance with the contractual terms of the divestiture and the legal structure of the companies involved.

Pro forma Balance Sheet Transaction Accounting Adjustments:

5(a)

To reflect preliminary estimated incremental compensation expense of $4.9 million related to severance payments and retention bonuses resulting from pre-existing employment agreements or from approval from the Ikena board that is expected to be incurred upon the closing and is a one-time expense directly attributed to the Merger. There were no severance payments owed and unpaid by Ikena at March 31, 2025. The pro forma adjustment is reflected as a decrease in cash of $4.9 million for the severance and retention-bonus payments made subsequent to March 31, 2025, and an increase to accumulated deficit of $4.9 million.

5(b)

To reflect preliminary estimated transaction costs of $5.0 million not yet reflected in the historical financial statements, expected to be incurred on a one-time basis by Ikena in connection with the Merger, such as advisory, legal and auditor fees, and a Directors and Officers (“D&O”) tail policy as a decrease in cash of $6.5 million upon settlement, a decrease in accrued expenses of $1.5 million and a corresponding increase in accumulated deficit.

5(c)

To reflect the one-time derecognition of $3.3 million of Ikena’s prepaid expenses and other assets primarily related to prepaid research and development expenses of discontinued research and development activities and prepaid insurance related to Ikena’s current D&O insurance policy that was fully utilized at the closing. The adjustment consists of $2.0 million included in prepaid expenses and other current assets and $1.3 million included in other non-current assets.

5(d)	To reflect the one-time derecognition of property and equipment of $0.5 million that was acquired for Ikena’s operations prior to the Merger and is expected to have no value to the combined company.

5(e)

To reflect Ikena’s one-time stock-based compensation expense of $12 thousand in general and administrative expense related to the excess fair value of Ikena options over the fair value of the original award for Ikena in-the-money options that were converted to 72,112 shares of Ikena common stock immediately prior to the Merger pursuant to the terms of the Merger Agreement, resulting in an increase in Ikena common stock at par value and a corresponding increase in additional paid-in capital of $12 thousand in the unaudited pro forma condensed combined balance sheet.

5(f)

To reflect the liquidation of $77.3 million of Ikena’s marketable securities into cash prior to the Merger. The $0.1 million in unrealized gains on marketable securities previously recorded in accumulated other comprehensive income, has been reclassified as realized gains in accumulated deficit due to the release of investments as well as an adjustment to investment income in the unaudited pro forma condensed combined statement of operations, refer to 6(g).

5(g)

To reflect the anticipated impairment of Ikena’s right-of -use asset related to an office lease for $2.0 million to be incurred upon the closing and is a one-time expense directly attributed to the Merger as Inmagene expects to abandon this lease.

5(h)

To reflect on a one- time basis, pursuant to the Loan Agreement, the forgiveness of the $7.5 million Term Loan Advance from Ikena to Inmagene and associated accrued interest of $0.1 million, which is automatically forgiven upon the closing of the Merger, as a decrease in other non-current assets and a corresponding decrease in term loan. See Note 1.

5(i)

To reflect the one-time recapitalization of Inmagene, pursuant to the Merger Agreement, through the contribution of 462,684,023 Inmagene ordinary shares and 1,035,177,195 Inmagene convertible preferred shares, in exchange for the issuance of 4,569,948 shares of Ikena common stock, reflecting the Exchange Ratio of 0.0030510, reserving 516,137 shares of Ikena common stock for Inmagene options outstanding following the consummation of the Transactions, and to reflect the derecognition of the accumulated deficit of Ikena, with a net reduction of $174.7 million reflected in additional paid-in capital.

The derecognition of accumulated deficit of Ikena of $355.7 million is determined as follows (in thousands):

Accumulated Deficit of Ikena as of March 31, 2025	$(340,238)
Compensation expense related to Ikena severance and bonus retention payments, see Note 5(a)	(4,860)
Preliminary estimated transaction costs of Ikena, see Note 5(b)	(4,958)
Derecognition of Ikena prepaid expenses and prepaid insurance, see Note 5(c)	(3,297)
Derecognition of Ikena property plant and equipment, see Note 5(d)	(506)
One-time stock-based compensation expense related to in-the-money Ikena options, see Note 5(e)	(12)
Recognition of previously unrealized gains upon liquidation of Ikena’s marketable securities, see Note 5(f)	99
Ikena office impairment, see Note 5(g)	(1,965)

Total adjustment to derecognize the accumulated deficit of Ikena	$(355,737)

5(j)

To reflect the issuance of 2,508,342 shares of Ikena common stock pursuant to the Ikena concurrent financing entered into concurrently with the execution of the Merger Agreement, for aggregate proceeds of $75.0 million. The net proceeds of $74.5 million are net of one-time estimated transaction costs deemed to be direct and incremental costs of the Ikena concurrent financing in the amount of approximately $0.5 million. The issuance of shares in connection with the Ikena concurrent financing is recorded as the issuance of Ikena common stock at par value, with the remaining amount recorded to additional paid-in capital.

5(k)

To reflect one-time preliminary estimated transaction costs of $4.7 million that are expected to be incurred by Inmagene in connection with the Merger, such as advisory, legal and auditor fees, as a decrease in cash and a corresponding reduction to additional paid-in capital. $0.6 million of these costs have been paid and are included in deferred offering costs in Inmagene’s historical balance sheet as of March 31, 2025. $3.6 million of these costs have been incurred but not paid and are included in deferred offering costs, accounts payable and accrued expenses and other current liabilities. Upon closing, such costs will be derecognized from deferred offering costs, and $4.1 million will be paid in cash. As the Merger will be accounted for as a reverse recapitalization equivalent to the issuance of equity for the net assets, primarily cash, of Ikena, these direct and incremental costs are treated as a reduction of the net proceeds received within additional paid-in capital.

5(l)

To reflect Inmagene’s one-time share-based compensation expense of $11.9 million related to pre-existing grant agreements which limit the exercisability of awards until certain corporate transactions occur, which will be triggered by the Merger. Inmagene’s 2019 Plan allows for, at the determination of the Chief Executive Officer, accelerated vesting of unvested awards immediately prior to the effective date of the Merger. These pro forma financial statements do not include any adjustment for the potential impact of accelerated vesting of such awards. The unrecognized share-based compensation expense for unvested awards was $3.4 million as of March 31, 2025.

5(m)

To reflect the payments to Miragene of $1.3 million in service fees, and related expense, under Inmagene’s Transition Services Agreement for the first year of services, and an approximate $2.0 million payment for pre-clinical activities associated with Non-OX40 assets which were contracted subsequent to March 31, 2025, assuming the Non-OX40 Divestiture occurred as of January 1, 2024.

5(n)

To reflect the estimated fair value of the promissory note receivable from Buy Co in the amount of $8.9 million and the corresponding estimated fair value of the CVR liability of $8.9 million. The fair values of both the promissory note receivable and the CVR liability represent management’s best estimates as of the Merger closing date.

6. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes:

6(A)	Derived from the unaudited condensed consolidated statement of operations of Ikena for the three months ended March 31, 2025.

6(B)	Derived from the unaudited condensed consolidated statement of operations of Inmagene for the three months ended March 31, 2025 adjusted for Non-OX40 Divestiture as follows:

	Historical		Adjusted Historical
	Inmagene Biopharmaceuticals for the three months ended March 31, 2025	Adjustment for Non-OX40 Divestiture (2)	Inmagene Biopharmaceuticals for the three months ended March 31, 2025
Revenue	$800	$(800)	$—
Operating expenses:
Research and development	4,040	(485)	3,555
General and administrative	2,755	(16)	2,739
Restructuring and other charges	—	—	—

Total operating expenses	6,795	(501)	6,294

Loss from operations	(5,995)	(299)	(6,294)
Other income (expense):
Investment income	—	—	—
Interest expense	(118)	(1)	(119)
Other (expense) income	36	(1)	35

Total other income (expense), net	(82)	(2)	(84)

Loss before income taxes	(6,077)	(301)	(6,378)
Income tax expense	—	—	—

Net loss	(6,077)	(301)	(6,378)
Less: Accretion of redeemable convertible preferred shares	3,051	—	3,051

Net loss attributable to common stockholders or ordinary shareholders	$(9,128)	$(301)	$(9,429)

Loss per share – basic and diluted:
Common stock or Ordinary shares	$(0.01)		$(0.01)

Series A convertible preferred shares	$(0.01)		$(0.01)

Weighted average shares used to compute basic and diluted loss per share:
Common stock or Ordinary shares	462,131,592		462,131,592

Series A convertible preferred shares	326,079,495		326,079,495

(2)

The amounts related to the entities subject to the Non-OX40 Divestiture were derived from the historical condensed consolidated statement of operations of Inmagene for the three months ended March 31, 2025, in accordance with the contractual terms of the divestiture and the legal structure of the companies involved. Where possible, income and expenses were specifically identified and directly attributed to the products and operations transferred as part of the Non-OX40 Divestiture. Indirect expenses that could not be specifically identified were not allocated.

6(C)	Derived from the audited consolidated statement of operations of Ikena for the year ended December 31, 2024.

6(D)	Derived from the audited consolidated statement of operations of Inmagene for the year ended December 31, 2024 adjusted for Non-OX40 Divestiture as follows:

	Historical		Adjusted Historical
	Inmagene Biopharmaceuticals for the year ended December 31, 2024	Adjustment for Non-OX40 Divestiture (3)	Inmagene Biopharmaceuticals for the year ended December 31, 2024
Revenue	$3,500	$(3,500)	$—
Operating expenses:
Research and development	32,109	(11,027)	21,082
General and administrative	8,391	(99)	8,292
Restructuring and other charges	—	—	—

Total operating expenses	40,500	(11,126)	29,374

Loss from operations	(37,000)	7,626	(29,374)
Other income (expense):
Interest income	374	(38)	336
Other (expense) income	71	—	71

Total other income, net	445	(38)	407

Loss before income taxes	(36,555)	7,588	(28,967)
Income tax expense	(13)	—	(13)

Net loss	(36,568)	7,588	(28,980)
Less: Accretion of redeemable convertible preferred shares	11,816	—	11,816

Net loss attributable to common stockholders or ordinary shareholders	$(48,384)	$7,588	$(40,796)

Loss per share ordinary share– basic and diluted:
Common stock or Ordinary shares	$(0.07)		$(0.06)

Series A convertible preferred shares	$(0.07)		$(0.06)

Weighted average shares used to compute basic and diluted loss per share:
Common stock or Ordinary shares	391,403,349		391,403,349

Series A convertible preferred shares	326,079,495		326,079,495

(3)

The amounts related to the entities subject to the Non-OX40 Divestiture were derived from the historical condensed consolidated statement of operations of Inmagene for the year ended December 31, 2024, in accordance with the contractual terms of the divesture and the legal structure of the companies involved. Where possible, income and expenses were specifically identified and directly attributed to the products and operations transferred as part of the Non-OX40 Divestiture. Indirect expenses that could not be specifically identified were not allocated.

Inmagene and Ikena recorded minimal provision or benefit for income taxes during the three months ended March 31, 2025, and during the year ended December 31, 2024, because each company expects to incur a pre-tax loss in 2024 and 2025, and each company maintains a full valuation allowance on its deferred tax assets. Accordingly, no pro forma adjustments have an impact on associated income tax.

Pro forma Statements of Operations Transaction Accounting Adjustments:

6(a)

To reflect one-time preliminary estimated incremental compensation expense of $4.9 million related to severance payments and retention bonus that is expected to be incurred upon the closing, assuming that the adjustment described in Note 5(a) was made on January 1, 2024.

6(b)

To reflect the one-time derecognition of $3.3 million of Ikena’s prepaid research and development expenses related to discontinued research and development activities, and prepaid insurance related to Ikena’s current D&O insurance policy that will be fully utilized at the closing, assuming that the adjustment described in Note 5(c) was made on January 1, 2024.

6(c)

To reflect the one-time derecognition of Ikena’s depreciation expense, related to assets that will be fully depreciated prior to the closing and expected to have no value, assuming that the adjustment described in Note 5(d) was made on January 1, 2024.

6(d)

To reflect the one-time anticipated impairment of Ikena’s right-of-use asset for $2.0 million related to an office lease assuming that the adjustment described in Note 5(g) was made on January 1, 2024.

6(e)

To reflect Ikena’s one-time stock-based compensation expense of $12 thousand, reflected in research and development expense and general and administrative expense related to the excess fair value of stock options over the fair value of the original award for Ikena’s in-the-money options, assuming that the adjustment described in Note 5(e) was made on January 1, 2024.

6(f)

To reflect Inmagene’s one-time share-based compensation expense of $11.9 million related to pre-existing grant agreements which limit the exercisability of awards until certain corporate transactions occur, which will be triggered by the Merger, assuming that the adjustment described in Note 5(l) was made on January 1, 2024. Inmagene’s 2019 Plan allows for, at the determination of the Chief Executive Officer, accelerated vesting of unvested awards immediately prior to the effective date of the Merger. These pro forma financial statements do not include any adjustment for the potential impact of accelerated vesting of such awards. The unrecognized share-based compensation expense for unvested awards was $3.4 million as of March 31, 2025.

6(g)

To reflect $0.1 million in one-time unrealized gains on marketable securities previously recorded in accumulated other comprehensive income, due to the release of investments expected to occur upon consummation of the Merger, assuming that the adjustment described in Note 5(f) was made on January 1, 2024.

6(h)	To reflect the one -time derecognition of the accretion of Inmagene’s redeemable convertible preferred shares, assuming that the adjustment described in Note 5(i) was made on January 1, 2024.

6(i)

To reflect the one-time derecognition, pursuant to the Loan Agreement, the forgiveness of the interest income and interest expense related to the term loan between Ikena and Inmagene which is automatically forgiven upon the closing of the Merger, assuming the adjustment described in Note 5(h) was made on January 1, 2024.

6(j)

The pro forma combined basic and diluted net loss per share has been adjusted to reflect the pro forma net loss for the year ended December 31, 2024. In addition, the number of shares used in calculating the pro forma combined basic and diluted net loss per share has been adjusted to reflect the estimated total number of shares of common stock or ordinary shares of the combined company for the periods presented, which assumes a reverse stock split ratio of 1:12. For periods in which Ikena, Inmagene, or the combined company reported a net loss, diluted loss per share is the same as basic loss per share, since dilutive common stock or ordinary shares are not assumed to have been issued as their effect would be anti-dilutive.

The pro forma weighted average shares have been calculated as follows for the periods ended:

	March 31, 2025	December 31, 2024
	Basic and Diluted	Basic and Diluted
Net loss attributable to ordinary shareholders	$(14,910)	$(99,678)
Historical weighted average number of Ikena common stock outstanding, after giving effect to the approved one-for-twelve reverse stock split of Ikena common stock	4,021,508	4,021,508
Shares of Ikena common stock issued in connection with the conversion of Ikena’s in-the-money options immediately prior to the First Effective Time, assuming consummation of the Merger as of January 1, 2024, see Note 5(e).	72,112	72,112
Shares of Ikena common stock issued to Inmagene shareholders upon the First Effective Time, assuming consummation of the Merger as of January 1, 2024 see Note 5(i)(l).	4,569,948	4,569,948
Shares of Ikena common stock issued in connection with the subscription agreements, assuming consummation of the Merger and Ikena concurrent financing as of January 1, 2024, see Note 5(j).	2,508,342	2,508,342

Pro forma combined weighted average of common stock outstanding	11,171,910	11,171,910

Net loss per share attributable to stockholders	$(1.33)	$(8.92)

(1)

Represents the estimated shares of Ikena common stock expected to be issued to Inmagene shareholders at the First Effective Time which is based on the Exchange Ratio of 0.0030510 and a reverse stock split ratio of 1:12, excluding the outstanding Inmagene share options at the First Effective Time that will be converted into the right to receive 516,137 shares of Ikena common stock, based on 169,175,852 Inmagene ordinary share options outstanding, and the Exchange Ratio of 0.0030510, as including the outstanding ordinary share options would be anti-dilutive.

Please see below selected financial data presenting selected share and per share data reflecting the effect of the Exchange Ratio on all periods previously reported. The selected financial data for Ikena is derived from the consolidated financial statements included in the Ikena Annual Report on Form 10-K filed with the SEC on March 6, 2025 and Quarterly Reports on Form 10-Q filed with the SEC on May 8, 2025 and July 24, 2025, as adjusted to reflect the one-for-twelve reverse stock split, for all periods presented. The selected financial data for Inmagene is derived from the consolidated financial statements included in the Ikena proxy statement/prospectus filed with the SEC on June 11, 2025, as adjusted to reflect the Exchange Ratio of 0.003051, which is reflective of a one-for-twelve reverse stock split, for all periods presented.

Ikena

AS REPORTED

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Net loss per share:
Net loss per share, basic and diluted	$(1.02)	$(1.63)

Weighted-average common shares outstanding, basic and diluted	48,258,111	41,735,081

	Three Months Ended March 31,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(0.18)	$(0.33)

Weighted-average common shares outstanding, basic and diluted	48,258,111	48,258,111

	Three Months Ended June 30,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(0.06)	$(0.28)

Weighted-average common shares outstanding, basic and diluted	48,258,111	48,258,111

	Six Months Ended June 30,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(0.24)	$(0.62)

Weighted-average common shares outstanding, basic and diluted	48,258,111	48,258,111

AS ADJUSTED FOR ONE-FOR-TWELVE REVERSE STOCK SPLIT

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Net loss per share:
Net loss per share, basic and diluted	$(12.24)	$(19.60)

Weighted-average common shares outstanding, basic and diluted	4,021,509	3,477,923

	Three Months Ended March 31,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(2.14)	$(4.01)

Weighted-average common shares outstanding, basic and diluted	4,021,509	4,021,509

	Three Months Ended June 30,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(0.69)	$(3.41)

Weighted-average common shares outstanding, basic and diluted	4,021,509	4,021,509

	Six Months Ended June 30,
	2025	2024
Net loss per share:
Net loss per share, basic and diluted	$(2.83)	$(7.43)

Weighted-average common shares outstanding, basic and diluted	4,021,509	4,021,509

Inmagene

AS REPORTED

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Loss per ordinary share– basic and diluted:
Ordinary shares	$(0.07)	$(0.05)

Series A convertible preferred shares	$(0.07)	$(0.05)

Weighted average shares used to compute basic and diluted loss per share:
Ordinary shares	391,403,349	320,910,402

Series A convertible preferred shares	326,079,495	326,079,495

	Three Months Ended March 31,
	2025	2024
Loss per ordinary share– basic and diluted:
Ordinary shares	$(0.01)	$(0.04)

Series A convertible preferred shares	$(0.01)	$(0.04)

Weighted average shares used to compute basic and diluted loss per share:
Ordinary shares	462,131,592	321,469,306

Series A convertible preferred shares	326,079,495	326,079,495

AS ADJUSTED FOR THE EXCHANGE RATIO OF 0.003051

(in thousands, except per share amounts)

	Year Ended December 31,
	2024	2023
Loss per ordinary share– basic and diluted:
Ordinary shares	$(22.10)	$(16.23)

Series A convertible preferred shares	$(22.10)	$(16.23)

Weighted average shares used to compute basic and diluted loss per share:
Ordinary shares	1,194,171	979,097

Series A convertible preferred shares	994,868	994,868

	Three Months Ended March 31,
	2025	2024
Loss per ordinary share– basic and diluted:
Ordinary shares	$(3.80)	$(12.74)

Series A convertible preferred shares	$(3.80)	$(12.74)

Weighted average shares used to compute basic and diluted loss per share:
Ordinary shares	1,409,963	980,802

Series A convertible preferred shares	994,868	994,868